FORM OF PROXY CARD — SHAREHOLDERS ONLY
FUNTALK CHINA HOLDINGS LIMITED

FOR USE AT THE EXTRAORDINARY GENERAL MEETING (“EGM”)

TO BE HELD ON AUGUST 22, 2011 (OR AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF)

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

For use at the EGM (or at any postponement or adjournment thereof) of the holders of ordinary shares of $0.001 each in the capital of Funtalk China Holdings Limited (the “Company”)

I/We1, of being the registered holder(s) of ordinary shares of $0.001 each in the capital of the Company, HEREBY APPOINT the Chairman of the EGM or2

of  as my/our proxy to attend and act for me/us and on my/our behalf at the EGM (or at any postponement or adjournment thereof) to be held at 21/F, Block D, The Place Tower, No. 9 Guanghua Road, Chaoyang District, Beijing 100020, People’s Republic of China on August 22, 2011 at 9:00 a.m. (local time in Beijing) for the purpose of considering and, if thought fit, approving the agreement and plan of merger dated as of May 31, 2011, between Fortress Group Limited, Fortress Merger Sub Limited and the Company and any and all transactions contemplated thereby, as referred to in the Notice convening the EGM dated July 25, 2011, and at such EGM (or at any postponement or adjournment thereof) to vote for me/us and in my/our name(s) in the following manner:

	Yes[3]	No3	Abstain[3]
1. To adopt the agreement and plan of merger, dated as of May 31, 2011 (the “merger agreement”), by and among Funtalk China Holdings Limited, Fortress Group Limited and Fortress Merger Sub Limited as it may be amended from time to time, and approve the transactions contemplated by the merger agreement, including the merger.	|B)	|B)	|B)
2. To approve any motion to adjourn or postpone the EGM in order to allow the Company to solicit additional proxies in favor of the approval of the merger and the approval and adoption of the merger agreement in the event that there are insufficient proxies received to pass the special resolution during the EGM	|B)	|B)	|B)

Dated this ____________ day of _________________ 2011 Signature(s)4 __________________________

Notes:

1.	Full name(s) and addresses to be inserted in BLOCK CAPITALS.
2.	If no name is inserted, a shareholder is deemed to have nominated the chairman of the EGM as proxy. If any proxy other than the Chairman of the EGM is preferred, please strike out the words “the Chairman of the EGM or” and insert the name and address of your proxy desired in the space provided. You are entitled to appoint one or more proxies (who must be an individual) to attend and vote in your stead. Your proxy need not be a member of the Company but must attend the EGM in person to represent you. ANY ALTERATION MADE TO THIS FORM OF PROXY MUST BE INITIALED BY THE PERSON(S) WHO SIGN(S) IT.
3.	The Board of Directors recommends you vote FOR the proposals. IMPORTANT: IF YOU WISH TO IN FAVOUR OF THE PROPOSALS, TICK THE BOX MARKED “Yes”. IF YOU WISH TO VOTE AGAINST THE PROPOSALS, TICK THE BOX MARKED “No”. IF YOU WISH TO ABSTAIN FROM VOTING IN RELATION TO THE PROPOSALS, TICK THE BOX MARKED “Abstain”. Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the proxies will have discretion to vote as they determine. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the EGM or any postponement or adjournment thereof.
4.	This form of proxy must be signed by you or your duly authorized attorney in writing or in the case of a corporation, either under its common seal or under the hand of an officer, attorney or other person duly authorized. If a corporation or partnership, please set out the full corporate or partnership name and the full title of any authorized person signing on the corporation or partnership's behalf. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign.
5.	In order to be valid, this form of proxy together with any power of attorney or other authority (if any) under which it is signed or a notarially certified copy thereof, must be returned in the postage paid envelope we have provided or returned addressed to: Okapi Partners LLC, 437 Madison Avenue, 28th Floor, New York, NY 10022, the United States as soon as possible and in any event not later than 9:00 a.m. (Beijing time) on August 20, 2011 (or such later time and date as may be announced). In default this form of proxy shall not be treated as valid, provided always that the Chairman of the EGM may at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited. Completion and delivery of this form of proxy will not preclude you from attending the EGM and voting in person at the EGM if you so wish, but in the event of your attending the EGM and voting at the EGM after having lodged this form of proxy, this form of proxy will be deemed to have been revoked.
6.	Where there are joint registered holders of any share(s) in the Company, any one of such joint holders may vote at the EGM, either personally, or by proxy, in respect of such share(s) as if he were solely entitled thereto; but if more than one of such joint holders are present at the EGM, either personally or by proxy, the vote of the senior holder who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the register of members of the Company.